Shore Bancshares Reports Second Quarter and First-Half Results

EASTON, Md., July 20, 2017 /PRNewswire/ -- Shore Bancshares, Inc. (NASDAQ - SHBI) reported net income of $2.352 million or $0.19 per diluted common share for the second quarter of 2017, compared to net income of $2.800 million or $0.22 per diluted common share for the first quarter of 2017, and net income of $2.272 million or $0.18 per diluted common share for the second quarter of 2016. The Company reported net income of $5.152 million or $0.41 per diluted common share for the first half of 2017, compared to net income of $4.732 million or $0.37 per diluted common share for the first half of 2016.

The Company's core earnings for the second quarter of 2017 when excluding the acquisition costs of the Northwest Bank branches of $367 thousand, net of tax, resulted in net income of $2.719 million or $0.21 per diluted common share for the second quarter of 2017. On a comparative basis, the Company's core earnings for the first quarter of 2017 when excluding the acquisition costs of the Northwest Bank branches of $136 thousand, net of tax, resulted in net income of $2.936 million or $0.23 per diluted common share.

When comparing the second quarter of 2017 to the first quarter of 2017, the lower result was primarily attributable to lower noninterest income due to insurance agency contingent commissions which are typically received in the first quarter of the year, additional merger expenses due to the acquisition of three branches from Northwest Bank, and an increase in provision for credit losses due to a partial charge-off associated with a negotiated restructured commercial loan. When comparing the second quarter of 2017 to the second quarter of 2016, improved results were due to increases in net interest income and noninterest income of $1.5 million and $138 thousand, respectively, offset by increases in both provision for credit losses of $599 thousand and noninterest expenses of $834 thousand. When comparing the first half of 2017 to the first half of 2016, improved earnings were due to increases in net interest income and noninterest income of $2.2 million and $404 thousand, respectively, offset by increases in both the provision for credit losses of $576 thousand and noninterest expenses of $1.1 million.

"We are pleased to report another strong quarter of earnings despite the additional expenses related to the branch acquisition. While we absorbed the impact of these expenses primarily in the second quarter, we are well positioned to capitalize on the accretive earnings from both the newly acquired and legacy loan portfolios," said Lloyd L. "Scott" Beatty, Jr., president and chief executive officer. "We continue to be strategically focused on expanding our market footprint while maintaining our core values of healthy and stable loan and deposit growth."

Balance Sheet Review
Total assets were $1.363 billion at June 30, 2017, a $202.5 million, or 17.5%, increase when compared to $1.160 billion at the end of 2016. The primary reason for the increase was the acquisition of three branches from Northwest Bank which contributed $212.5 million in total assets, offset by decreases in interest-bearing deposits with other banks. The increase in gross loans, less the loans acquired from Northwest Bank of $122.5 million, was $40.5 million, or a 9.4% annualized loan growth rate for the period.

Total deposits increased $198.8 million, or 19.9%, when compared to December 31, 2016. The increase was the direct result of the acquisition of three branches from Northwest Bank which contributed $212.5 million in total deposits, offset by declines in time deposits and checking plus interest accounts. The deposits acquired from Northwest Bank were primarily core deposits consisting of the following: $34.6 million in noninterest bearing deposits, money market and savings deposits of $99.3 million and checking plus interest of $17.2 million. Noncore deposits acquired from Northwest Bank included $19.8 million in time deposits over $100 thousand and $41.7 million in other time deposits. Total stockholders' equity increased $5.6 million, or 3.7%, when compared to the end of 2016. At June 30, 2017, the ratio of total equity to total assets was 11.74% and the ratio of total tangible equity to total tangible assets was 9.60%, lower than the 13.30% and 12.32%, respectively, at December 31, 2016 primarily due to the acquisition of the Northwest Bank branches which significantly increased both tangible and intangible assets.

Total assets at June 30, 2017 increased $237.1 million, or 21.1%, when compared to total assets at June 30, 2016. The primary reason for the increase was the acquisition of three branches from Northwest Bank which contributed $212.5 million in total assets. Gross loans increased $213.5 million, or 26.0% when compared to June 30, 2016, of which $122.5 million was acquired from Northwest Bank and $90.6 million, or 11.0% was originated organically. Total deposits increased $235.2 million, or 24.5%, when compared to June 30, 2016, of which $212.5 million was acquired from Northwest Bank and $22.7 million, or 2.4% was originated. Total stockholders' equity increased $7.6 million, or 5.0%, when compared to June 30, 2016.

Review of Quarterly Financial Results
Net interest income was $10.9 million for the second quarter of 2017, compared to $9.9 million for the first quarter of 2017 and $9.4 million for the second quarter of 2016. The increase in net interest income when compared to the first quarter of 2017 was primarily due to an increase in average loans of $78.9 million resulting in $891 thousand in additional interest and fees on loans, coupled with an increase in average investment securities of $20.3 million resulting in $110 thousand in additional income. These increases were partially offset by an increase in volume and rates paid on average interest-bearing deposits and short-term liabilities. The increase in net interest income for the second quarter of 2017 when compared to the second quarter of 2016 was primarily due to an increase in average loans of $152.4 million resulting in $1.3 million in additional interest and fees on loans. In addition, the Company was able to utilize the additional core deposits received in the Northwest Bank acquisition to fund loan growth which had a positive impact on net interest income despite the continual decrease in the overall yield on loans. The Company's net interest margin has remained flat at 3.71% for both the second and first quarter of 2017, and has increased over the second quarter of 2016 of 3.57%.

The provision for credit losses was $974 thousand for the three months ended June 30, 2017. The comparable amounts were $427 thousand and $375 thousand for the three months ended March 31, 2017 and June 30, 2016, respectively. The increase in the amount of provision for credit losses from the first quarter of 2017 of $547 thousand was associated with a partial charge-off of a negotiated restructured commercial loan. Net charge-offs were $769 thousand for the second quarter of 2017, $226 thousand for the first quarter of 2017 and $326 thousand for the second quarter of 2016. The ratio of annualized net charge-offs to average loans was 0.32% for the second quarter of 2017, 0.10% for the first quarter of 2017 and 0.16% for the second quarter of 2016. The ratio of the allowance for credit losses to period-end loans was 0.88% at June 30, 2017, lower than the 1.00% at March 31, 2017 and 1.02% at June 30, 2016. The decrease in such ratio at June 30, 2017 was primarily due to the performing loans acquired in the Northwest Bank transaction with no associated allowance since they were purchased at fair value. Under the terms of the Northwest Bank asset purchase and assumptions agreement, Northwest Bank is required to repurchase any loan(s) that experience early payment default within 75 days after the May 19, 2017 closing.

At June 30, 2017, nonperforming assets were $9.8 million, a decrease of $1.4 million, or 12.7%, when compared to March 31, 2017 and accruing troubled debt restructurings ("TDRs") decreased $658 thousand, or 5.1% over the same time period. When comparing June 30, 2017 to June 30, 2016, nonperforming assets decreased $5.7 million, or 36.7%, and accruing TDRs decreased $1.2 million, or 9.1%. The positive trend in nonperforming assets and TDRs when comparing June 30, 2017 to June 30, 2016 resulted mostly from the Company's continued workout efforts. The ratio of nonperforming assets to total assets was 0.72%, 0.96% and 1.37% at June 30, 2017, March 31, 2017 and June 30, 2016, respectively. In addition, the ratio of accruing TDRs to total assets at June 30, 2017 was 0.89%, compared to 1.10% at March 31, 2017 and 1.18% at June 30, 2016.

Total noninterest income for the second quarter of 2017 decreased $628 thousand, or 13.1%, when compared to the first quarter of 2017 and increased $138 thousand, or 3.4%, when compared to the second quarter of 2016. The decrease from the first quarter of 2017 was primarily due to a decline in insurance agency commissions of $787 thousand which was partially offset by an increase in other noninterest income of $104 thousand. Insurance agency commissions for the second quarter of 2017 were lower when compared to the first quarter of 2017 due to the fact that contingency commission payments are typically received in the first quarter of the year. The increase from the second quarter of 2016 was mainly due to higher insurance agency commissions of $91 thousand.

Total noninterest expense for the second quarter of 2017 increased $548 thousand, or 5.7%, when compared to the first quarter of 2017 and increased $834 thousand, or 8.9%, when compared to the second quarter of 2016. The increase when compared to the first quarter of 2017 was primarily due to acquisition costs of the three Northwest Bank branches of an additional $325 thousand and the cost of operating those branches for one month. The increases in noninterest expenses from the second quarter of 2016 were due to the acquisition and operating costs of the Northwest Bank branches, employee benefits due to the higher insurance premiums paid for group insurance and higher salaries and wages due to pay increases implemented in the first quarter of 2017, offset by a decrease in FDIC insurance premium expenses due the consolidation of the two former bank subsidiaries, The Talbot Bank and CNB.

Review of Six-Month Financial Results
Net interest income for the first six months of 2017 was $20.8 million, an increase of $2.2 million, or 11.8% when compared to the first six months of 2016. The increase was primarily due an increase in average loans of approximately $121.4 million and a decline in rates paid on interest-bearing deposits of 7bps. The increase in volume on loans was the direct result of loans acquired from Northwest Bank and the organic growth of loans which were funded by lower yielding assets and core deposits acquired from the acquisition, allowing the overall yield on total earning assets to increase. This, coupled with higher yields earned on investment securities and two rate increases by the Federal Reserve which impacted interest-bearing deposits with other banks, resulted in a net interest margin of 3.71% for the first six months of 2017 compared to 3.53% for the first six months of 2016.

The provision for credit losses for the six months ended June 30, 2017 and 2016 was $1.4 million and $825 thousand, respectively, while net charge-offs were $995 thousand and $783 thousand, respectively. The increase in provision for credit losses primarily occurred in the second quarter of 2017 due to a single problem credit discussed above. The ratio of annualized net charge-offs to average loans was 0.22% for the first half of 2017 and 0.20% for the first half of 2016.

Total noninterest income for the six months ended June 30, 2017 increased $404 thousand, or 4.7%, when compared to the same period in 2016. The increase in noninterest income primarily consists of increases in insurance agency commissions of $151 thousand and other noninterest income of $206 thousand. The increase in other noninterest income primarily consisted of an increase in an insurance investment of $174 thousand.

Total noninterest expense for the six months ended June 30, 2017 increased $1.1 million, or 6.1%, when compared to the same period in 2016. The increase was primarily due to acquisition costs of the three Northwest Bank branches which approximated $825 thousand and the cost of operating those branches for one month. In addition, higher salaries/wages and employee benefits resulted in increased non-interest expenses which were partially offset by a decrease in FDIC insurance premiums.

Shore Bancshares Information
Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank; one retail insurance producer firm, The Avon-Dixon Agency, LLC ("Avon-Dixon"), with two specialty lines, Elliott Wilson Insurance (Trucking) and Jack Martin Associates (Marine); and an insurance premium finance company, Mubell Finance, LLC ("Mubell"). Shore Bancshares Inc. engages in trust and wealth management services through Wye Financial & Trust, a division of Shore United Bank. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled "Risk Factors".

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Shore Bancshares, Inc.							Page 5 of 12
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2017	2016	Change		2017	2016	Change
Net interest income	$ 10,900	$ 9,383	16.2%		$ 20,833	$ 18,626	11.8%
Provision for credit losses	974	375	159.7		1,401	825	69.8
Noninterest income	4,179	4,041	3.4		8,986	8,582	4.7
Noninterest expense	10,199	9,365	8.9		19,850	18,704	6.1
Income before income taxes	3,906	3,684	6.0		8,568	7,679	11.6
Income tax expense	1,554	1,412	10.1		3,416	2,947	15.9
Net income	$ 2,352	$ 2,272	3.5		$ 5,152	$ 4,732	8.9

Return on average assets	0.75%	0.81%	(6)	bp	0.87%	0.84%	3	bp
Return on average equity	5.47	6.04	(57)		6.32	6.34	(2)
Return on average tangible equity (1)	6.01	6.67	(66)		6.94	7.00	(6)
Net interest margin	3.71	3.57	14		3.71	3.53	18
Efficiency ratio - GAAP	67.37	69.60	(223)		66.30	68.59	(229)
Efficiency ratio - Non-GAAP (1)	67.01	69.35	(234)		66.01	68.35	(234)

PER SHARE DATA
Basic net income per common share	$ 0.19	$ 0.18	5.6%		$ 0.41	$ 0.37	10.8%
Diluted net income per common share	0.19	0.18	5.6		0.41	0.37	10.8
Dividends paid per common share	0.05	0.03	66.7		0.10	0.06	66.7
Book value per common share at period end	12.61	12.04	4.7
Tangible book value per common share at period end (1)	10.07	11.00	(8.5)
Market value at period end	16.45	11.75	40.0
Market range:
High	17.53	12.50	40.2		17.92	12.59	42.3
Low	15.17	10.23	48.3		14.64	10.23	43.1

AVERAGE BALANCE SHEET DATA
Loans	$ 959,642	$ 807,231	18.9%		$ 920,434	$ 799,004	15.2%
Investment securities	198,301	204,357	(3.0)		188,243	209,672	(10.2)
Earning assets	1,185,099	1,061,645	11.6		1,139,270	1,063,579	7.1
Assets	1,249,526	1,122,568	11.3		1,199,419	1,126,403	6.5
Deposits	1,066,165	959,397	11.1		1,024,791	964,194	6.3
Stockholders' equity	172,351	151,270	13.9		164,357	150,151	9.5

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$ 769	$ 326	135.9%		$ 995	$ 783	27.1%

Nonaccrual loans	$ 7,157	$ 13,531	(47.1)
Loans 90 days past due and still accruing	314	6	5,133.3
Other real estate owned	2,302	1,897	21.3
Total nonperforming assets	9,773	15,434	(36.7)
Accruing troubled debt restructurings (TDRs)	12,124	13,338	(9.1)
Total nonperforming assets and accruing TDRs	$ 21,897	$ 28,772	(23.9)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	11.74%	13.53%	(179)	bp
Period-end tangible equity to tangible assets (1)	9.60	12.52	(292)

Annualized net charge-offs to average loans	0.32	0.16	16		0.22%	0.20%	2	bp

Allowance for credit losses as a percent of:
Period-end loans	0.88	1.02	(14)
Nonaccrual loans	127.60	61.77	6,583
Nonperforming assets	93.44	54.15	3,929
Accruing TDRs	75.32	62.66	1,266
Nonperforming assets and accruing TDRs	41.70	29.05	1,265

As a percent of total loans:
Nonaccrual loans	0.69	1.65	(96)
Accruing TDRs	1.17	1.62	(45)
Nonaccrual loans and accruing TDRs	1.86	3.27	(141)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.94	1.88	(94)
Nonperforming assets and accruing TDRs	2.11	3.50	(139)

As a percent of total assets:
Nonaccrual loans	0.53	1.20	(67)
Nonperforming assets	0.72	1.37	(65)
Accruing TDRs	0.89	1.18	(29)
Nonperforming assets and accruing TDRs	1.61	2.55	(94)

(1) See the reconciliation table on page 12 of 12.

Shore Bancshares, Inc.					Page 6 of 12
Consolidated Balance Sheets
(In thousands, except per share data)

				June 30, 2017	June 30, 2017
	June 30,	December 31,	June 30,	compared to	compared to
	2017	2016	2016	December 31, 2016	June 30, 2016
ASSETS
Cash and due from banks	$ 15,748	$ 14,596	$ 15,753	7.9%	(0.0)%
Interest-bearing deposits with other banks	38,331	61,342	45,455	(37.5)	(15.7)
Federal funds sold	-	-	9	-	(100.0)
Cash and cash equivalents	54,079	75,938	61,217	(28.8)	(11.7)

Investment securities available for sale (at fair value)	201,587	163,798	195,681	23.1	3.0
Investment securities held to maturity	6,411	6,808	3,995	(5.8)	60.5

Loans	1,034,605	871,525	821,079	18.7	26.0
Less: allowance for credit losses	(9,132)	(8,726)	(8,358)	4.7	9.3
Loans, net	1,025,473	862,799	812,721	18.9	26.2

Premises and equipment, net	23,297	16,558	16,708	40.7	39.4
Goodwill	27,207	11,931	11,931	128.0	128.0
Other intangible assets, net	4,946	1,079	1,145	358.4	332.0
Other real estate owned, net	2,302	2,477	1,897	(7.1)	21.3
Other assets	17,496	18,883	20,395	(7.3)	(14.2)

Total assets	$ 1,362,798	$ 1,160,271	$ 1,125,690	17.5	21.1

LIABILITIES
Noninterest-bearing deposits	$ 311,438	$ 261,575	$ 231,614	19.1	34.5
Interest-bearing deposits	884,820	735,914	729,480	20.2	21.3
Total deposits	1,196,258	997,489	961,094	19.9	24.5

Short-term borrowings	3,325	3,203	6,868	3.8	(51.6)
Accrued expenses and other liabilities	3,275	5,280	5,407	(38.0)	(39.4)
Total liabilities	1,202,858	1,005,972	973,369	19.6	23.6

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	127	127	127	-	-
Additional paid in capital	64,791	64,201	63,995	0.9	1.2
Retained earnings	94,848	90,964	87,071	4.3	8.9
Accumulated other comprehensive income (loss)	174	(993)	1,128	117.5	(84.6)
Total stockholders' equity	159,940	154,299	152,321	3.7	5.0

Total liabilities and stockholders' equity	$ 1,362,798	$ 1,160,271	$ 1,125,690	17.5	21.1

Period-end common shares outstanding	12,685	12,665	12,655	0.2	0.2
Book value per common share	$ 12.61	$ 12.18	$ 12.04	3.5	4.7

Shore Bancshares, Inc.					Page 7 of 12
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2017	2016	% Change	2017	2016	% Change
INTEREST INCOME
Interest and fees on loans	$ 10,441	$ 9,117	14.5%	$ 19,991	$ 18,078	10.6%
Interest and dividends on investment securities:
Taxable	937	824	13.7	1,764	1,694	4.1
Tax-exempt	1	2	(50.0)	3	4	(25.0)
Interest on federal funds sold	-	2	(100.0)	-	5	(100.0)
Interest on deposits with other banks	70	58	20.7	138	130	6.2
Total interest income	11,449	10,003	14.5	21,896	19,911	10.0

INTEREST EXPENSE
Interest on deposits	538	617	(12.8)	1,049	1,278	(17.9)
Interest on short-term borrowings	11	3	266.7	14	7	100.0
Total interest expense	549	620	(11.5)	1,063	1,285	(17.3)

NET INTEREST INCOME	10,900	9,383	16.2	20,833	18,626	11.8
Provision for credit losses	974	375	159.7	1,401	825	69.8

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	9,926	9,008	10.2	19,432	17,801	9.2

NONINTEREST INCOME
Service charges on deposit accounts	878	870	0.9	1,712	1,683	1.7
Trust and investment fee income	372	364	2.2	733	715	2.5
Insurance agency commissions	2,032	1,941	4.7	4,851	4,700	3.2
Other noninterest income	897	866	3.6	1,690	1,484	13.9
Total noninterest income	4,179	4,041	3.4	8,986	8,582	4.7

NONINTEREST EXPENSE
Salaries and wages	4,803	4,422	8.6	9,305	8,899	4.6
Employee benefits	1,127	964	16.9	2,367	2,078	13.9
Occupancy expense	629	583	7.9	1,254	1,196	4.8
Furniture and equipment expense	284	248	14.5	517	483	7.0
Data processing	1,015	854	18.9	1,887	1,663	13.5
Directors' fees	102	131	(22.1)	182	235	(22.6)
Amortization of intangible assets	55	33	66.7	88	66	33.3
FDIC insurance premium expense	45	268	(83.2)	209	550	(62.0)
Other real estate owned expenses, net	108	66	63.6	163	73	123.3
Legal and professional fees	702	609	15.3	1,362	994	37.0
Other noninterest expenses	1,329	1,187	12.0	2,516	2,467	2.0
Total noninterest expense	10,199	9,365	8.9	19,850	18,704	6.1

Income before income taxes	3,906	3,684	6.0	8,568	7,679	11.6
Income tax expense	1,554	1,412	10.1	3,416	2,947	15.9

NET INCOME	$ 2,352	$ 2,272	3.5	$ 5,152	$ 4,732	8.9

Weighted average shares outstanding - basic	12,681	12,648	0.3	12,676	12,642	0.3
Weighted average shares outstanding - diluted	12,732	12,665	0.5	12,727	12,657	0.6

Basic net income per common share	$ 0.19	$ 0.18	5.6	$ 0.41	$ 0.37	10.8
Diluted net income per common share	0.19	0.18	5.6	0.41	0.37	10.8
Dividends paid per common share	0.05	0.03	66.7	0.10	0.06	66.7

Shore Bancshares, Inc.								Page 8 of 12
Consolidated Average Balance Sheets
(Dollars in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2017		2016		2017		2016
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$ 959,642	4.39%	$ 807,231	4.56%	$ 920,434	4.41%	$ 799,004	4.57%
Investment securities
Taxable	198,160	1.89	204,147	1.61	188,068	1.88	209,462	1.62
Tax-exempt	141	5.36	210	5.30	175	5.38	210	5.30
Federal funds sold	-	-	2,910	0.34	-	-	3,275	0.34
Interest-bearing deposits	27,156	1.05	47,147	0.50	30,593	0.91	51,628	0.51
Total earning assets	1,185,099	3.90%	1,061,645	3.80%	1,139,270	3.90%	1,063,579	3.78%
Cash and due from banks	14,798		14,776		14,355		15,491
Other assets	58,693		54,699		54,750		55,868
Allowance for credit losses	(9,064)		(8,552)		(8,956)		(8,535)
Total assets	$ 1,249,526		$ 1,122,568		$ 1,199,419		$ 1,126,403

Interest-bearing liabilities
Demand deposits	$ 198,593	0.16%	$ 186,137	0.12%	$ 196,809	0.15%	$ 189,612	0.12%
Money market and savings deposits	320,967	0.12	261,495	0.13	298,695	0.13	260,105	0.13
Certificates of deposit $100,000 or more	121,967	0.51	129,544	0.69	120,477	0.52	130,978	0.70
Other time deposits	150,953	0.55	151,577	0.68	144,429	0.56	152,675	0.71
Interest-bearing deposits	792,480	0.27	728,753	0.34	760,410	0.28	733,370	0.35
Short-term borrowings	5,589	0.82	5,792	0.24	4,873	0.59	6,017	0.24
Total interest-bearing liabilities	798,069	0.28%	734,545	0.34%	765,283	0.28%	739,387	0.35%
Noninterest-bearing deposits	273,685		230,644		264,381		230,824
Accrued expenses and other liabilities	5,421		6,109		5,398		6,041
Stockholders' equity	172,351		151,270		164,357		150,151
Total liabilities and stockholders' equity	$ 1,249,526		$ 1,122,568		$ 1,199,419		$ 1,126,403

Net interest spread		3.62%		3.46%		3.62%		3.43%
Net interest margin		3.71%		3.57%		3.71%		3.53%

Shore Bancshares, Inc.								Page 9 of 12
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	2nd quarter	1st quarter	4th quarter	3rd quarter	2nd quarter	2Q 17		2Q 17
	2017	2017	2016	2016	2016	compared to		compared to
	(2Q 17)	(1Q 17)	(4Q 16)	(3Q 16)	(2Q 16)	1Q 17		2Q 16
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$ 10,960	$ 9,994	$ 10,029	$ 9,730	$ 9,415	9.7%		16.4%
Less: Taxable-equivalent adjustment	60	61	64	72	32	(1.6)		87.5
Net interest income	10,900	9,933	9,965	9,658	9,383	9.7		16.2
Provision for credit losses	974	427	418	605	375	128.1		159.7
Noninterest income	4,179	4,807	4,056	4,007	4,041	(13.1)		3.4
Noninterest expense	10,199	9,651	9,226	9,217	9,365	5.7		8.9
Income before income taxes	3,906	4,662	4,377	3,843	3,684	(16.2)		6.0
Income tax expense	1,554	1,862	1,882	1,432	1,412	(16.5)		10.1
Net income	$ 2,352	$ 2,800	$ 2,495	$ 2,411	$ 2,272	(16.0)		3.5

Return on average assets	0.75%	0.99%	0.86%	0.83%	0.81%	(24)	bp	(6)	bp
Return on average equity	5.47	7.27	6.39	6.23	6.04	(180)		(57)
Return on average tangible equity (1)	6.01	7.98	7.03	6.86	6.67	(197)		(66)
Net interest margin	3.71	3.71	3.63	3.54	3.57	-		14
Efficiency ratio - GAAP	67.37	65.21	65.50	67.10	69.60	216		(223)
Efficiency ratio - Non-GAAP (1)	67.01	64.98	65.28	67.00	69.35	203		(234)

PER SHARE DATA
Basic net income per common share	$ 0.19	$ 0.22	$ 0.20	$ 0.19	$ 0.18	(13.6)%		5.6%
Diluted net income per common share	0.19	0.22	0.20	0.19	0.18	(13.6)		5.6
Dividends paid per common share	0.05	0.05	0.05	0.03	0.03	-		66.7
Book value per common share at period end	12.61	12.44	12.18	12.23	12.04	1.4		4.7
Tangible book value per common share at period end (1)	10.07	11.41	11.16	11.20	11.00	(11.7)		(8.5)
Market value at period end	16.45	16.71	15.25	11.78	11.75	(1.6)		40.0
Market range:
High	17.53	17.92	16.90	11.95	12.50	(2.2)		40.2
Low	15.17	14.64	11.49	11.32	10.23	3.6		48.3

AVERAGE BALANCE SHEET DATA
Loans	$ 959,642	$ 880,791	$ 866,360	$ 836,955	$ 807,231	9.0%		18.9%
Investment securities	198,301	178,074	175,417	190,475	204,357	11.4		(3.0)
Earning assets	1,185,099	1,092,934	1,100,197	1,092,105	1,061,645	8.4		11.6
Assets	1,249,526	1,148,757	1,159,131	1,152,309	1,122,568	8.8		11.3
Deposits	1,066,165	982,956	993,918	984,940	959,397	8.5		11.1
Stockholders' equity	172,351	156,274	155,367	153,985	151,270	10.3		13.9

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$ 769	$ 226	$ 306	$ 349	$ 326	240.3%		135.9%

Nonaccrual loans	$ 7,157	$ 8,729	$ 8,972	$ 11,490	$ 13,531	(18.0)		(47.1)
Loans 90 days past due and still accruing	314	118	20	64	6	166.1		5,133.3
Other real estate owned	2,302	2,354	2,477	2,197	1,897	(2.2)		21.3
Total nonperforming assets	$ 9,773	$ 11,201	$ 11,469	$ 13,751	$ 15,434	(12.7)		(36.7)

Accruing troubled debt restructurings (TDRs)	$ 12,124	$ 12,782	$ 13,001	$ 13,273	$ 13,338	(5.1)		(9.1)

Total nonperforming assets and accruing TDRs	$ 21,897	$ 23,983	$ 24,470	$ 27,024	$ 28,772	(8.7)		(23.9)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	11.74%	13.51%	13.30%	13.37%	13.53%	(177)	bp	(179)	bp
Period-end tangible equity to tangible assets (1)	9.60	12.54	12.32	12.39	12.52	(294)		(292)

Annualized net charge-offs to average loans	0.32	0.10	0.14	0.17	0.16	22		16

Allowance for credit losses as a percent of:
Period-end loans	0.88	1.00	1.00	1.00	1.02	(12)		(14)
Nonaccrual loans	127.60	102.27	97.26	74.97	61.77	2,533		6,583
Nonperforming assets	93.44	79.70	76.08	62.64	54.15	1,374		3,929
Accruing TDRs	75.32	69.84	67.12	64.90	62.66	548		1,266
Nonperforming assets and accruing TDRs	41.70	37.22	35.66	31.88	29.05	448		1,265

As a percent of total loans:
Nonaccrual loans	0.69	0.98	1.03	1.34	1.65	(29)		(96)
Accruing TDRs	1.17	1.43	1.49	1.54	1.62	(26)		(45)
Nonaccrual loans and accruing TDRs	1.86	2.41	2.52	2.88	3.27	(55)		(141)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.94	1.25	1.31	1.59	1.88	(31)		(94)
Nonperforming assets and accruing TDRs	2.11	2.68	2.80	3.13	3.50	(57)		(139)

As a percent of total assets:
Nonaccrual loans	0.53	0.75	0.77	0.99	1.20	(22)		(67)
Nonperforming assets	0.72	0.96	0.99	1.19	1.37	(24)		(65)
Accruing TDRs	0.89	1.10	1.12	1.15	1.18	(21)		(29)
Nonperforming assets and accruing TDRs	1.61	2.06	2.11	2.34	2.55	(45)		(94)

(1) See the reconciliation table on page 12 of 12.

Shore Bancshares, Inc.							Page 10 of 12
Consolidated Statements of Operations By Quarter
(In thousands, except per share data)

						2Q 17	2Q 17
						compared to	compared to
	2Q 17	1Q 17	4Q 16	3Q 16	2Q 16	1Q 17	2Q 16
INTEREST INCOME
Interest and fees on loans	$ 10,441	$ 9,550	$ 9,679	$ 9,398	$ 9,117	9.3%	14.5%
Interest and dividends on investment securities:
Taxable	937	827	747	754	824	13.3	13.7
Tax-exempt	1	2	1	2	2	(50.0)	(50.0)
Interest on federal funds sold	-	-	-	1	2	-	(100.0)
Interest on deposits with other banks	70	68	78	81	58	2.9	20.7
Total interest income	11,449	10,447	10,505	10,236	10,003	9.6	14.5

INTEREST EXPENSE
Interest on deposits	538	511	537	574	617	5.3	(12.8)
Interest on short-term borrowings	11	3	3	4	3	266.7	266.7
Total interest expense	549	514	540	578	620	6.8	(11.5)

NET INTEREST INCOME	10,900	9,933	9,965	9,658	9,383	9.7	16.2
Provision for credit losses	974	427	418	605	375	128.1	159.7

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	9,926	9,506	9,547	9,053	9,008	4.4	10.2

NONINTEREST INCOME
Service charges on deposit accounts	878	834	883	899	870	5.3	0.9
Trust and investment fee income	372	361	369	358	364	3.0	2.2
Investment securities gains	-	-	-	30	-	-	-
Insurance agency commissions	2,032	2,819	1,797	2,054	1,941	(27.9)	4.7
Other noninterest income	897	793	1,007	666	866	13.1	3.6
Total noninterest income	4,179	4,807	4,056	4,007	4,041	(13.1)	3.4

NONINTEREST EXPENSE
Salaries and wages	4,803	4,502	4,381	4,346	4,422	6.7	8.6
Employee benefits	1,127	1,240	906	1,009	964	(9.1)	16.9
Occupancy expense	629	625	613	643	583	0.6	7.9
Furniture and equipment expense	284	233	235	245	248	21.9	14.5
Data processing	1,015	872	857	976	854	16.4	18.9
Directors' fees	102	80	156	120	131	27.5	(22.1)
Amortization of intangible assets	55	33	32	33	33	66.7	66.7
FDIC insurance premium expense	45	164	42	104	268	(72.6)	(83.2)
Other real estate owned expenses, net	108	55	167	2	66	96.4	63.6
Legal and professional fees	702	660	441	440	609	6.4	15.3
Other noninterest expenses	1,329	1,187	1,396	1,299	1,187	12.0	12.0
Total noninterest expense	10,199	9,651	9,226	9,217	9,365	5.7	8.9

Income before income taxes	3,906	4,662	4,377	3,843	3,684	(16.2)	6.0
Income tax expense	1,554	1,862	1,882	1,432	1,412	(16.5)	10.1

NET INCOME	$ 2,352	$ 2,800	$ 2,495	$ 2,411	$ 2,272	(16.0)	3.5

Weighted average shares outstanding - basic	12,681	12,670	12,665	12,661	12,648	0.1	0.3
Weighted average shares outstanding - diluted	12,732	12,707	12,686	12,676	12,665	0.2	0.5

Basic net income per common share	$ 0.19	$ 0.22	$ 0.20	$ 0.19	$ 0.18	(13.6)	5.6
Diluted net income per common share	0.19	0.22	0.20	0.19	0.18	(13.6)	5.6
Dividends paid per common share	0.05	0.05	0.05	0.03	0.03	-	66.7

Shore Bancshares, Inc.												Page 11 of 12
Consolidated Average Balance Sheets By Quarter
(Dollars in thousands)

											Average balance
											2Q 17	2Q 17
											compared to	compared to
	2Q 17		1Q 17		4Q 16		3Q 16		2Q 16		1Q 17	2Q 16
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$ 959,642	4.39%	$ 880,791	4.43%	$ 866,360	4.47%	$ 836,955	4.50%	$ 807,231	4.56%	9.0%	18.9%
Investment securities
Taxable	198,160	1.89	177,864	1.86	175,207	1.70	190,265	1.59	204,147	1.61	11.4	(2.9)
Tax-exempt	141	5.36	210	5.38	210	5.30	210	5.30	210	5.30	(32.9)	(32.9)
Federal funds sold	-	-	-	-	27	0.38	511	0.37	2,910	0.34	-	(100.0)
Interest-bearing deposits	27,156	1.05	34,069	0.80	58,393	0.54	64,164	0.50	47,147	0.50	(20.3)	(42.4)
Total earning assets	1,185,099	3.90%	1,092,934	3.90%	1,100,197	3.82%	1,092,105	3.75%	1,061,645	3.80%	8.4	11.6
Cash and due from banks	14,798		13,907		16,707		15,678		14,776		6.4	0.1
Other assets	58,693		50,763		51,065		52,836		54,699		15.6	7.3
Allowance for credit losses	(9,064)		(8,847)		(8,838)		(8,310)		(8,552)		2.5	6.0
Total assets	$ 1,249,526		$ 1,148,757		$ 1,159,131		$ 1,152,309		$ 1,122,568		8.8	11.3

Interest-bearing liabilities
Demand deposits	$ 198,593	0.16%	$ 195,005	0.14%	$ 197,810	0.12%	$ 199,116	0.12%	$ 186,137	0.12%	1.8	6.7
Money market and savings deposits	320,967	0.12	276,175	0.13	272,786	0.13	268,183	0.13	261,495	0.13	16.2	22.7
Certificates of deposit $100,000 or more	121,967	0.51	118,970	0.54	122,725	0.56	125,265	0.61	129,544	0.69	2.5	(5.8)
Other time deposits	150,953	0.55	137,832	0.58	141,641	0.60	147,780	0.64	151,577	0.68	9.5	(0.4)
Interest-bearing deposits	792,480	0.27	727,982	0.28	734,962	0.29	740,344	0.31	728,753	0.34	8.9	8.7
Short-term borrowings	5,589	0.82	4,150	0.27	3,908	0.25	7,075	0.25	5,792	0.24	34.7	(3.5)
Total interest-bearing liabilities	798,069	0.28%	732,132	0.28%	738,870	0.29%	747,419	0.31%	734,545	0.34%	9.0	8.6
Noninterest-bearing deposits	273,685		254,974		258,956		244,596		230,644		7.3	18.7
Accrued expenses and other liabilities	5,421		5,377		5,938		6,309		6,109		0.8	(11.3)
Stockholders' equity	172,351		156,274		155,367		153,985		151,270		10.3	13.9
Total liabilities and stockholders' equity	$ 1,249,526		$ 1,148,757		$ 1,159,131		$ 1,152,309		$ 1,122,568		8.8	11.3

Net interest spread		3.62%		3.62%		3.53%		3.44%		3.46%
Net interest margin		3.71%		3.71%		3.63%		3.54%		3.57%

Shore Bancshares, Inc.						Page 12 of 12
Reconciliation of Generally Accepted Accounting Principles (GAAP)
and Non-GAAP Measures
(In thousands, except per share data)
						YTD	YTD
	2Q 17	1Q 17	4Q 16	3Q 16	2Q 16	6/30/2017	6/30/2016

The following reconciles return on average equity and return on average tangible equity (Note 1):

Net income	$ 2,352	$ 2,800	$ 2,495	$ 2,411	$ 2,272	$ 5,152	$ 4,732
Net income - annualized (A)	$ 9,434	$ 11,356	$ 9,926	$ 9,592	$ 9,138	$ 10,389	$ 9,516

Net income, excluding net amortization of intangible assets	$ 2,385	$ 2,820	$ 2,514	$ 2,431	$ 2,292	$ 5,205	$ 4,772

Net income, excluding net amortization of intangible
assets - annualized (B)	$ 9,566	$ 11,437	$ 10,001	$ 9,671	$ 9,218	$ 10,496	$ 9,596

Average stockholders' equity (C)	$ 172,351	$ 156,274	$ 155,367	$ 153,985	$ 151,270	$ 164,357	$ 150,151
Less: Average goodwill and other intangible assets	(13,173)	(12,997)	(13,030)	(13,063)	(13,096)	(13,086)	(13,112)
Average tangible equity (D)	$ 159,178	$ 143,277	$ 142,337	$ 140,922	$ 138,174	$ 151,271	$ 137,039

Return on average equity (GAAP) (A)/(C)	5.47%	7.27%	6.39%	6.23%	6.04%	6.32%	6.34%
Return on average tangible equity (Non-GAAP) (B)/(D)	6.01%	7.98%	7.03%	6.86%	6.67%	6.94%	7.00%

The following reconciles GAAP efficiency ratio and non-GAAP
efficiency ratio (Note 2):

Noninterest expense (E)	$ 10,199	$ 9,651	$ 9,226	$ 9,217	$ 9,365	$ 19,850	$ 18,704
Less: Amortization of intangible assets	(55)	(33)	(32)	(33)	(33)	(88)	(66)
Adjusted noninterest expense (F)	$ 10,144	$ 9,618	$ 9,194	$ 9,184	$ 9,332	$ 19,762	$ 18,638

Taxable-equivalent net interest income (G)	$ 10,960	$ 9,994	$ 10,029	$ 9,730	$ 9,415	$ 20,954	$ 18,688
Taxable-equivalent net interest income excluding nonrecurring adjustment (H)	$ 10,960	$ 9,994	$ 10,029	$ 9,730	$ 9,415	$ 20,954	$ 18,688

Noninterest income (I)	$ 4,179	$ 4,807	$ 4,056	$ 4,007	$ 4,041	$ 8,986	$ 8,582
Adjusted noninterest income (J)	$ 4,179	$ 4,807	$ 4,056	$ 4,007	$ 4,041	$ 8,986	$ 8,582

Efficiency ratio (GAAP) (E)/(G)+(I)	67.37%	65.21%	65.50%	67.10%	69.60%	66.30%	68.59%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	67.01%	64.98%	65.28%	67.00%	69.35%	66.01%	68.35%

Stockholders' equity (K)	$ 159,940	$ 157,626	$ 154,299	$ 154,835	$ 152,321
Less: Goodwill and other intangible assets	(32,153)	(12,978)	(13,010)	(13,043)	(13,076)
Tangible equity (L)	$ 127,787	$ 144,648	$ 141,289	$ 141,792	$ 139,245

Shares outstanding (M)	12,685	12,673	12,665	12,663	12,655

Book value per common share (GAAP) (K)/(M)	$ 12.61	$ 12.44	$ 12.18	$ 12.23	$ 12.04
Tangible book value per common share (Non-GAAP) (L)/(M)	$ 10.07	$ 11.41	$ 11.16	$ 11.20	$ 11.00

The following reconciles equity to assets and
tangible equity to tangible assets (Note 1):

Stockholders' equity (N)	$ 159,940	$ 157,626	$ 154,299	$ 154,835	$ 152,321
Less: Goodwill and other intangible assets	(32,153)	(12,978)	(13,010)	(13,043)	(13,076)
Tangible equity (O)	$ 127,787	$ 144,648	$ 141,289	$ 141,792	$ 139,245

Assets (P)	$ 1,362,798	$ 1,166,896	$ 1,160,271	$ 1,157,866	$ 1,125,690
Less: Goodwill and other intangible assets	(32,153)	(12,978)	(13,010)	(13,043)	(13,076)
Tangible assets (Q)	$ 1,330,645	$ 1,153,918	$ 1,147,261	$ 1,144,823	$ 1,112,614

Period-end equity/assets (GAAP) (N)/(P)	11.74%	13.51%	13.30%	13.37%	13.53%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	9.60%	12.54%	12.32%	12.39%	12.52%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

CONTACT: Edward Allen, Senior Vice President and Chief Financial Officer, 410-763-7800